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                                                                Exhibit 99(a)(5)

                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Multi-Asset Class Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 27, 2005, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on January 27, 2006, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 25th day of January, 2006.


                                             /s/ Mary E. Mullin
                                             ------------------
                                                 Mary E. Mullin
                                                 Secretary

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                                    AMENDMENT


Dated:            January 25, 2006

To be Effective:  January 27, 2006


                                       TO

                      MORGAN STANLEY MULTI-ASSET CLASS FUND

                              DECLARATION OF TRUST

                                      DATED

                                  JULY 3, 1997

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          Amendment dated January 25, 2006 to the Declaration of Trust
          (the "Declaration") of Morgan Stanley Multi-Asset Class Fund
                                  (the "Trust")
                               dated July 3, 1997

     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to remove the International Equity Portfolio as a separately constituted series of the Trust and redesignate the Domestic Equity Portfolio as the sole series of the Trust to be effective on January 27, 2006;

NOW, THEREFORE:

     1. The first sentence in the second paragraph of Section 6.1 is hereby deleted.

     2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.